Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report on the company, A Time To Grow, Inc., dated March 21, 2002 and all reference to our Firm included in or made part of this registration statement.

HARPER & PEARSON COMPANY

By: _____________________________________

Houston, Texas

May 7, 2002

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